                                                                 EXHIBIT 10.23

                         GRUPO BATIZ CGH, S.A. de C.V.
                            GREENVER, S.A. DE C.V.
                  INVERNADEROS LA PEQUENA JOLLA, S.A. DE C.V.

                            SHAREHOLDERS AGREEMENT
                            ----------------------


                              dated May 12, 1998
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                               TABLE OF CONTENTS
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                            SHAREHOLDERS AGREEMENT

     This Shareholders Agreement (the "Agreement") is entered into as of the 12th day of May, 1998, by and among COLORADO GREENHOUSE HOLDINGS, INC., a Delaware corporation ("Investor"), and the persons who are currently the shareholders of GREENVER S.A. DE C.V. ("Greenver"), and INVERNADEROS LA PEQUENA JOLLA, S.A. DE C.V., ("Invernaderos"), each a corporation ("sociedad anonima de capital variable") organized and existing under the laws of the United Mexican States, which shareholders are identified on the signature pages hereto (the "Common Holders") (the Common Holders and the Investor are sometimes collectively referred to herein as the "Shareholders").

                                   RECITALS

     A. Subject to the terms and conditions of this Agreement, the parties hereto have agreed, among other things, to the incorporation of GRUPO BATIZ CGH, S.A. DE C.V. a limited liability corporation ("sociedad anonima de capital variable") organized and existing under the laws of the United Mexican States ("Holdings"), whereby Investor will directly own at least 25% of the capital stock of Holdings (the "Holdings Shares") and directly own at least 2.62% of the capital stock of Greenver and 1.80% of the capital stock of Invernaderos (together, the "Subsidiary Shares") (the Subsidiary Shares and the Holdings Shares are sometimes collectively referred to as the "Shares"). Investor will invest a total amount of US$4,000,000 (the "Investment") and pursuant to the Subscription Agreement (as defined), Holdings will own approximately 90% of the capital stock of Greenver and approximately 93% of the capital stock of Invernaderos. For purposes of this Agreement, Greenver and Invernaderos are sometimes collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary."

     B. Pursuant to certain Letter Agreement dated April 14, 1998, entered into by and between Investor and Greenver, Investor granted a bridge loan to Greenver in an amount of US$1,000,000, with such amount being credited to the purchase price of the Investment.

     C. It is a condition precedent to the consummation of the transactions contemplated by the Subscription Agreement that the Shareholders enter into this Agreement.

     D. Messrs. Raul Guillermo Batiz Guillen and Jorge Guillermo Batiz Guillen have full power and authority to act on behalf of the Common Holders and execute the Agreement.

     E. The Shareholders desire to enter into this Agreement to provide continuity of management of Holdings and the Subsidiaries and govern certain aspects of the relationship among the Shareholders and the relationship between the Shareholders and each of the Holdings and the Subsidiaries.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:


1.   DEFINITIONS
     -----------

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise. Unless otherwise qualified, all references to an "Affiliate" or to "Affiliates" in this Agreement shall refer to an Affiliate or Affiliates of Holdings or the Subsidiaries.

     "Business Days" shall mean all days other than Saturday or Sunday or any day on which banking institutions in Denver, Colorado or Mexico City, Mexico are authorized or obligated by law to close.

     "Fair Value" means the value per share of the Shares determined as follows:

          (a) When required to be calculated pursuant to Article 6 hereof, each of the Investor and a representative of the Common Holders shall deliver to the other and to the Secretary and the Alternate Secretary of Holdings within thirty (30) Business Days after the receipt of a Put Notice (as defined in Section 6.1 hereof), a written communication which shall contain the price per share that said Shareholder considers to be the fair value of the Shares being sold under said Put Notice (each such communication an "Assessment").

          (b) If one Shareholder fails to deliver an Assessment within the time provided in (a) above, the Assessment of the other Shareholder delivering the Assessment shall be the "Fair Value".

          (c) If the difference in the price of such Shareholder's Assessments is less than 10%, then the average of both Assessments shall be the "Fair Value".

          (d) If the difference in the price between both Shareholder's Assessments is more than 10%, then Investor and the representative of the Common Holders shall jointly appoint an appraiser which shall be an internationally recognized Investment Banking Institution, and if the Shareholders are unable to agree on such appraiser, such appraiser shall be selected by the auditors of Holdings (such appraiser being referred to as the "Business Valuer"). The Business Valuer shall make an independent determination of the value per share of Holdings and each Subsidiary within the 30 Business Days. The determination of the Business Valuer shall be the "Fair Value" and the Business Valuer shall send a copy of its decision with reasons therefore to Holdings and each Shareholder. Subject to compliance with Section 6.2, the Shareholders hereby agree that the Business Valuer's determination shall be binding upon, and shall not be subject to challenge by any Shareholder or any third party in any forum.

     "Person" means any natural person, incorporated entity, limited or general partnership, business trust, association, joint venture, limited liability company, agency (government or private), division, political sovereign, or subdivision or instrumentality, or any other entity of any kind.

     "Subscription Agreement" shall mean that certain Subscription Agreement, dated of even date herewith, by and among Greenver, Invernaderos, Investor, Holdings and certain other parties named therein.


2.   INCORPORATION OF HOLDINGS AND OTHER CORRELATED ENTITIES
     -------------------------------------------------------

     2.1  Incorporation of Holdings and other Correlated Entities.  Investor
          -------------------------------------------------------
and the Common Holders agree to incorporate Holdings, pursuant to this Agreement after all of the conditions precedent set forth the Subscription Agreement have been satisfied, in the form of a stock company with variable capital (sociedad anonima de capital variable), which must meet all other requirements set forth by Mexican law and the general provisions contained in this Agreement.

     The Shareholders agree that Holdings shall be named "GRUPO BATIZ CGH", which shall be followed by the words "Sociedad Anonima de Capital Variable" or the initials "S.A. de C.V."

     The Shareholders may consider from time to time whether it is necessary or convenient to incorporate other companies or entities, in which case, the Shareholders shall unanimously agree on the terms and conditions under which such companies shall be incorporated and funded.

     2.2  Corporate Bylaws.  The Shareholders agree that Holdings and each
          ----------------
Subsidiary shall be governed by their respective corporate bylaws (Estatutos Sociales), the text of which is attached to this Agreement as Exhibit I and forming an integral part hereof.

     2.3  Holdings Capital Stock.  The Shareholders agree that the subscribed
          -----------------------
and paid-in capital stock of Holdings as of the date hereof shall be of $32, 703,000.00 (thirty-two million, seven hundred three thousand pesos 00/100 Mexican Currency), represented by 32,703 (thirty-two thousand seven hundred and three) common or ordinary shares. Shares Series "A" shall be held by Mexican shareholders and Shares Series "B" shall be of free subscription. Class I Shares shall represent the minimum fixed portion of the capital stock and Class II Shares the variable portion of the capital stock. All shares shall have a par value of 1,000.00 (one thousand pesos 00/100 Mexican Currency) each shall have full and equal voting rights. The structure of the capital stock of Holdings is more fully described in Exhibit II hereto.

     2.4  Each Subsidiary's Capital Stock. The  Shareholders agree that the
          -------------------------------
subscribed and paid-in capital stock of Greenver as of the date of this Agreement shall be of $50,262,000.00 (fifty million two hundred and sixty-two thousand pesos 00/100 Mexican Currency), represented by 50,262 (fifty thousand two hundred sixty-two) common or ordinary shares, with full voting rights. Furthermore, the Shareholders agree that the subscribed and paid-in capital stock of Invernaderos as of the date of this Agreement shall be of $12,818,000.00 (twelve million eight hundred eighteen thousand pesos 00/100 Mexican Currency), represented by 12,818 (twelve thousand eight hundred eighteen) common or ordinary shares. All shares of Greenver and Invernaderos shall have full and equal voting rights.

     The capital stock of Greenver and Invernaderos is represented by Shares Series "A," which shall be held by Mexican shareholders and Shares Series "B" which shall be of free subscription. Class I Shares shall represent the minimum fixed portion of the capital stock and Class II Shares the variable portion of the capital stock. All shares have a par value of $1,000.00 (one thousand pesos 00/100 Mexican Currency) each. The structure of the capital stock of Greenver and Invernaderos is more fully described in Exhibit II hereto.

3.   RESTRICTIONS ON SALE OR TRANSFER OF SHARES
     ------------------------------------------

     3.1  General Prohibition.  No Shareholder shall sell, assign, transfer,
          -------------------
give, pledge, encumber or in any way dispose of (collectively, a "Transfer"), any Shares, or enter into an agreement to Transfer any Shares, other than pursuant to an Exempt Transfer (as defined in Section 3.4) or pursuant to an agreement that is expressly subject to compliance with the provisions of this
Article 3. Any purported Transfer in violation of any provision of this Agreement shall be void and ineffective and shall not operate to Transfer any interest or title in the Shares to the purported transferee. The prohibitions set forth in this Section 3.1 shall include, but shall not be limited to, unless specifically permitted hereunder, any agreement to limit, restrict or grant any voting rights with respect to any Shares.

     3.2  Right of First Refusal.  Any Transfer of Shares, other than an Exempt
          ----------------------
Transfer, shall be subject to the previous authorization of the Board of Directors. The Board of Directors shall be obligated to approve any Transfer of Shares if the provisions contained below are fulfilled, which purpose is to grant to the other Shareholders a right of first refusal to purchase the Shares to be transferred:

     (a) A Shareholder (the "Transferring Shareholder") who desires to effect a direct or indirect Transfer of any of the Shares owned by it other than pursuant to Section 3.4 below, shall first negotiate in good faith with the other shareholder(s) with respect to such Transfer. If a definitive written agreement with respect to a Transfer is not reached within thirty (30) calendar days after the date on which the Transferring Shareholder had offered to negotiate the respective sale, then the Transferring Shareholder may negotiate with third parties with respect to the Transfer of its Shares solely for cash payable in full at the closing of such Transfer, subject to the right of first refusal of the other Shareholder(s) set forth below. If and when the Transferring Shareholder receives a bona fide written offer from a third party to purchase its Shares solely for cash payable in full at the closing of such Transfer, the Transferring Shareholder shall serve notice (the "Transfer Notice") on the other shareholder(s) and on the Secretary and Alternate Secretary of Holdings and each Subsidiary, which Transfer Notice shall include the following:

          (i) The Transfer Notice shall state that the Transferring Shareholder has received a bona fide all cash (payable in full at the closing) written offer to purchase some or all of its Shares from a financially responsible third party, the purchase price of such Shares, the name and address of the prospective purchaser, and such other information as to the identity, business and financial condition of the prospective purchaser as to enable the other Shareholders to make an informed decision with respect to the exercise of their rights under this Section 3.2.

          (ii) Upon receipt of the Transfer Notice, the other Shareholder(s), individually and collectively, shall have the right to purchase all, but not less than all, of the Shares to be transferred by the Transferring Shareholder. The other Shareholder(s) may purchase such Shares at the price described in the Transfer Notice, which price shall be payable in full and in cash, at the date specified in the Transfer Notice, in immediately available funds.

          (iii) The other Shareholder(s) that elect to exercise the aforesaid right of first refusal (each, a "Proposing Shareholder"), shall do so by notifying the Transferring Shareholder and the Secretary and Alternate Secretary of Holdings and each Subsidiary, as applicable, of such election (the "Notice of Acceptance"), within thirty (30) calendar days after receipt of the Transfer Notice from such Transferring Shareholder. The Notice of Acceptance shall specify the number of Shares that the Proposing Shareholder delivering such Notice of Acceptance offers to purchase. In the event that the Notice(s) of Acceptance delivered within such thirty (30) day period do not, in the aggregate contains offers to purchase all of the Shares offered for Transfer by the Transferring Shareholder, the Secretary or the Alternate Secretary of Holdings and each Subsidiary, as applicable, shall notify (the "Second Notice") all Proposing Shareholders of the amount of such Shares that have not been accepted for purchase (the "Unsubscribed Shares"). Such Proposing Shareholders shall have ten (10) days (the "Second Notice Period") to determine amongst themselves the manner in which such Unsubscribed Shares shall be allocated, and shall notify the Transferring Shareholder and the Secretary and Alternate Secretary of Holdings and each Subsidiary, as applicable, of such determination (the "Second Notice of Acceptance"). In the event all Proposing Shareholders desire to participate in the purchase of such Unsubscribed Shares, such shares shall be allocated pro rata among all proposing Shareholders based on the percentage ownership of all Holdings or Subsidiary Shares, as applicable, owned collectively by the Proposing Shareholders. If at the expiration of the Second Notice Period, the Second Acceptance Notice(s) delivered within such ten (10) day period do not, in the aggregate contain offers to purchase all of the Shares offered by the Transferring Shareholder, the Proposing Shareholders and the other shareholders' right of first refusal shall expire.

          (iv) In the event that the Notices of Acceptance, in the aggregate, contain offer to purchase a larger number of Shares than the total number of Shares held and to be sold by the Transferring Shareholder, the assignment of the Shares to be purchased by each of the Proposing Shareholders shall be made by the Board of Directors, in proportion to the number of Holdings Shares or Subsidiary Shares, as applicable, currently held by each Proposing Shareholder. In such event, any Proposing Shareholder who offered to purchase through its Notice of Acceptance a smaller number of Shares to which he/she would otherwise be entitled pursuant to the above-mentioned criteria, they shall purchase only such smaller number of Shares and, in such case, the remaining Shares shall be assigned by the Board pursuant to the above-mentioned criteria among the other Proposing Shareholder(s) who offered to purchase a larger number of Shares. The Board of Directors, through its Secretary and Alternate Secretary, shall notify the Proposing Shareholder(s) an the Transferring Shareholder of the number of Shares finally assigned for purchase by each Proposing Shareholder(s) within the following five (5) calendar days after the expiration of the later of the thirty (30) calendar day term or the Second Notice Period set forth in (iii) above.

          (v) The Proposing Shareholder(s) shall pay at the closing the purchase price of the Shares to be transferred by the Transferring Shareholder, under the same terms and conditions contained in the Transfer Notice, through the exchange of the share certificates representing such Shares duly endorsed in property. The closing shall be held not later than forty-five (45) calendar days after the date the Proposing Shareholder(s) received the notice of the Board of Directors with respect to the assignment of the offered Shares pursuant to (iv) above.

          (vi) In the event that the right of first refusal of the Proposing Shareholders and the other shareholder(s) shall expire, pursuant to subsection (iii) above, the Transferring Shareholder shall be entitled to make the proposed Transfer to the third party, at the price (which shall be payable in full in cash at the closing of such transfer) described in the Transfer Notice. If such Transfer is not completed within forty five (45) calendar days of the date of expiration of the right of first refusal granted to the other shareholders, then the Transferring Shareholder's right to sell to a third party shall expire and, in such case, the Transferring Shareholder shall have to comply again with the provisions of this Article 3 through a new offer to Holdings or each Subsidiary's then existing Shareholders, as applicable.

     3.4  Exempt Transfer.  As used herein, the term "Exempt Transfer" shall
          ---------------
mean (a) Transfers between Shareholders and their Related Parties (as defined in
Section 3.5); (b) any Transfer or disposition by a company (the "Transferor"), if such Shares are to be transferred to (i) a company of which more than 99% of the capital stock is owned and shall continue to be owned, directly or indirectly, by the Transferor, (ii) a company which owns and shall continue to own, directly or indirectly, more than 99% of the capital stock of the Transferor, and (iii) a company of which more than 99% of the capital stock is and shall continue to be owned, directly or indirectly, by a company which owns, directly or indirectly, more than 99% of the capital stock of the Transferor; or
(c) Transfers by any Shareholder as collateral security for loans made to such Shareholder, provided, however, that the foreclosure of any lien, pledge or
             --------  -------
security interest granted pursuant to this Section 3.4(c) and any Transfer of such Shares subsequent to such foreclosure shall not constitute an Exempt Transfer and shall be subject to the right of first refusal set forth in this
Article 3. Any transferee of Shares under this Section 3.4 must agree in writing, prior to the Transfer, to be bound by the provisions of this Article 3.

     3.5  Related Party.  As used herein, the term "Related Party" with respect
          -------------
to any Shareholder means, as of the time of any Transfer, (a) any person or entity that, directly or indirectly, through one or more intermediaries, has voting control of, or is under common voting control with, such Shareholder; (b) with respect to individuals, such Shareholder's spouse, parents, children, siblings and/or grandchildren; (c) a trust, partnership or other entity, whose beneficiaries, shareholders, partners, or owners, or other persons or entities holding a controlling interest in which, consist of such Shareholder and/or such other persons or entities referred to in the immediately preceding clauses (a) or (b); and (d) with respect to any Shareholder which is a partnership, a limited liability company or a corporation, such Shareholders' current partners, members or shareholders in proportion to their ownership.

4.   RIGHTS OF FIRST REFUSAL FOR SUBSEQUENT OFFERINGS
     ------------------------------------------------

     4.1  Subsequent Offerings.  As provided in the Bylaws of Holdings and each
          --------------------
Subsidiary, each Shareholder shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that Holdings or either Company (the "Selling Entity") may from time to time propose to sell and issue after the date of this Agreement. Each Shareholder's pro rata share is equal to the ratio of (a) the number of Shares of the Selling Entity that such Shareholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of Shares or such Selling Entity (including all Shares issued or issuable upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Shares or other security of the Selling Entity; (ii) any security convertible, with or without consideration, into any Shares, or other security (including any option to purchase such a convertible security); (iii) any security carrying any warrant or right to subscribe to or purchase any Shares, or other security; or (iv) any such warrant or right.

     4.2  Exercise of Rights.  If the Selling Entity proposes to sell and issue
          ------------------
any Equity Securities, it shall deliver notice to each Shareholder specifying that each Shareholder shall have the right to subscribe or purchase its pro rata share of the Equity Securities pursuant to at resolution adopted at the Selling Entity's Shareholders Meeting.

     4.3  Issuance of Equity Securities to Other Persons.  If one of the
          ----------------------------------------------
Shareholders elects not to purchase its pro rata share of the Equity Securities, then the Board of Directors of the Selling Entity shall promptly notify, in writing, the Shareholders who did so elect and shall offer such Shareholders (the "Electing Participants") the right to acquire such Unsubscribed Shares.
The Electing Participants shall have five days after receipt of such notice to notify the Selling Entity of its or their election to purchase all or a portion thereof of such unsubscribed shares. If the Shareholders fail to exercise in full the rights of first refusal, the selling entity shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Shareholders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the notice to the Shareholders pursuant to Section 4.2 hereof. If the Selling Entity has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Selling Entity shall not thereafter issue or sell any Equity Securities, without first offering such securities again to the Shareholders in the manner provided above.


5.   SHAREHOLDERS MEETINGS, NUMBER OF DIRECTORS; BOARD COMMITTEES
     ------------------------------------------------------------

     5.1  Shareholders Meetings.  Shareholders agree that their resolutions
          ----------------------
shall be valid and binding and considered to be duly taken at meetings as provided in the Bylaws, copies of which are attached hereto as Exhibit I.

     5.2  Number of Directors.  At all times during which this Agreement remains
          -------------------
in effect, the Board of Directors (the "Board of Directors") of Holdings shall consist of five (5) directors and three (3) in the case of either Subsidiary. Shareholders may elect Alternate Directors which may act in the absence of a member of the Board of Directors.

     5.3  Election of Directors.  Each Shareholder hereby agrees at all times
          ---------------------
during which this Agreement remains in effect to vote all Holdings Shares held by such Shareholder entitled to vote upon the election of directors for the election to the Board of Directors of five individuals, one always to be designated by Investor (the "CGH Director") and one of which shall be an independent director mutually approved by investor and the Common Holders. In the case of either Subsidiary, there shall always be a CGH Director. In the event that any vacancy occurs on the Board of Directors because of death, disability, resignation, retirement or removal of any director during the period in which this Agreement remains in effect, each Shareholder shall vote all of its Shares in a manner to cause such vacancy to be filled so as to give effect to the foregoing provisions of this Section 5.3. Any election necessary to fill any such vacancy shall be held as soon as practicable after the occurrence of any such vacancy, but in any event within twenty (20) Business Days after the occurrence thereof. No action shall be taken by the Board of Directors after the occurrence of any vacancy due to the death, disability, resignation, retirement or removal of any CGH Director (other than any action as may be necessary to fill such vacancy) until such vacancy is filled in accordance with the foregoing provisions of this Article 5.

     5.4  Compensation of Directors.  During the term of this Agreement, each
          -------------------------
member of the Board of Directors shall receive reimbursement by each Subsidiary or Holdings, as applicable, for all reasonable out-of-pocket expenses, including, without limitation, travel expenses, incurred by such director in connection with the performance of such director's duties.

     5.5  Committees of the Board of Directors.  Any committee of the Board of
          ------------------------------------
Directors of Holdings or any Subsidiary shall consist at all times of at one least member which shall be the CGH Director.

     5.6  Meetings.  Until otherwise agreed, the Shareholders agree to cause the
          --------
Board of Directors of Holdings to meet monthly.

     5.7  Minority Voting Rights.  The vote of Investor in respect of the
          -----------------------
Holdings Shares and the vote of the CGH Director shall always be required for those resolutions set forth in Article 30 of the Bylaws to be valid and binding, as provided in the Bylaws attached hereto as Exhibit I.

6.   PUT OPTION AND PROCEDURES TO BE FOLLOWED.
     -----------------------------------------

     6.1  Put Events.  If any of the following shall occur (each, a "Put
          ----------
Event"): (a) either Subsidiary elects to terminate its respective Marketing Agreement, dated of even date herewith, by and between each of Greenver and Investor and Invernaderos and Investor; (b) Investor continues to own any Holdings Shares on the date that is ten years from the date of this Agreement; or (c) the Common Holders in the aggregate transfer Shares that represent more than 50% of the outstanding equity of Holdings or either Subsidiary at any time for a period of thirty (30) calendar days following such Put Event, Investor shall have the option, to give a notice (the "Put Notice") to the Common Holders of Investor's election under this Section 6 and thereafter, the Common Holders shall have the choice either to: (i) purchase all, but not less than all, of Investor's Shares at the Put Price (as defined); or (ii) cause the redemption of the Shares at the Put Price through reduction of capital stock of Holdings or either Subsidiary through a shareholder meeting or in any other manner permitted by law.

     6.2  Call Event.  If shares representing more than 50% of the outstanding
          ----------
capital stock of CGH are transferred to a third party in one transaction or a series of related transactions (the "Call Event"), at any time for a period of thirty (30) calendar days following such Call Event, the Common Holders shall have the option, in their sole and absolute discretion, to give a notice (the "Call Notice") to Investor that such Common Holders desire to purchase all, but not less than all, of Investor's Shares at the Put Price.

     6.3  Put Price.  The price to be paid for each Share owned by Investor
          ---------
pursuant to this Section 6 shall be the Fair Value per share (the "Put Price"), provided, however, that the at no time shall the aggregate Put Price for all
--------  -------
Shares held by Investor be less than US$4,000,000.

     6.4  Closing of Put of Call.  Upon delivery of the Put Notice by Investor
          ----------------------
to the Common Holders,or of the Call Notice by the Common Holders to Investor the Common Holders, Holdings or either Subsidiary, as determined pursuant to
Section 6.1, shall purchase all of the Shares owned by Investor at the Put Price and the closing of purchase and sale shall be completed on the earlier of (a) one hundred twenty (120) days after the date in which the Fair Value is determined, or (ii) on such other date as may be agreed by the Investor and the Common Holders. The closing shall occur at the domicile of Holdings and/or the Subsidiary where delivery of certificates representing the Shares owned by Investor shall be made by Investor with good title, free and clear of all liens, charges and encumbrances, against payment by certified check or wire transfer by the Common Holders for the aggregate Put Price, subject only to any applicable governmental authorizations, if any.

7.   REMEDIES FOR BREACH
     -------------------

     7.1  General.  If any Shareholder under this Agreement fails to give a
          -------
notice, make an offer, sell its Shares, or purchase Investor's Shares pursuant to Article 6, close a sale or do any other act required of such Shareholder under this Agreement, then, if the failure continues for ten (10) Business Days after notice to the Shareholder in default (hereinafter sometimes referred to as the "Defaulting Shareholder") by Holdings or one of the non-defaulting Shareholders, Holdings and such non-defaulting Shareholders, or any one of them, may institute and maintain a proceeding to compel the Defaulting Shareholder's specific performance of this Agreement. The remedy of specific performance shall be in addition to any and all of the remedies at law or in equity including, but not limited to, injunctive relief and an action for damages, to which any Shareholder may be entitled, as provided in this Agreement.

     7.2  No Personal Liability.   No Shareholder shall have any personal
          ---------------------
liability for any debts of Holdings or either Subsidiary that may be created as a result of this Agreement unless otherwise agreed to in writing by such Shareholder.

8.   LEGEND ON STOCK CERTIFICATES
     ----------------------------

     Each Shareholder agrees that the following statement must be contained on the reverse side of every share certificate representing the Shares:

"THE RIGHT TO ACQUIRE AND TRANSFER BY ANY TITLE THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS UNDER THE TERMS AND CONDITIONS SET FORTH IN ARTICLE THIRTEEN OF THE COMPANY'S BYLAWS."

9.   CORPORATE OPPORTUNITIES; RIGHT OF FIRST REFUSAL.  If any of the Common
     -----------------------------------------------
Holders desire to engage in any business in Mexico or in any other jurisdiction that would be complementary to or compete with the business of Holdings or either Subsidiary, then such Common Holder shall first offer Investors such business opportunity in writing. Unless Investors elects in writing within sixty
(60) days of receiving notice of such opportunity to pursue such opportunity, the offering Common Shareholder shall be free to pursue such opportunity for his own account.

10.  MISCELLANEOUS
     -------------

     10.1 Modifications and Waivers.  This Agreement may not be amended or
          -------------------------
modified, nor may the rights of any party be waived, except by a written document that is executed by the Investor and the Common Holders.

     10.2 Rights and Obligations of Third Parties.  Nothing in this Agreement,
          ---------------------------------------
whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

     10.3 Notices.  Any notice, request, consent, or other communication
          -------
hereunder shall be in writing, and shall be sent by one of the following means:
(a) by registered or certified first class mail, postage prepaid, return receipt requested; (b) by facsimile transmission with confirmation of receipt; (c) by overnight courier service; or (d) by personal delivery, and shall be properly addressed to Holdings at its principal offices and to the Shareholders at the addresses or facsimile numbers set forth in the shareholder records of Holdings. Holdings hereby agrees to provide a list of Shareholders addresses upon written request by any party executing this Agreement. Notices sent by mail or by courier shall be effective seven days after they are sent, and notices delivered personally or by facsimile shall be effective at the time of delivery thereof.

     10.4 Entire Agreement.  This Agreement constitutes the entire agreement
          ------ ---------
between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect.

     10.5 Severability.  If any provision that is not essential to the
          ------------
effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

     10.6 Headings.  The headings of the Sections of this Agreement are inserted
          --------
for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

     10.7 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     10.8 Governing Law.  Each party hereto hereby expressly agrees that this
          --------- ---
Agreement shall be construed in accordance with and governed by the laws of the State of Colorado (as applied to contracts entered into wholly within such state).

     10.9 Delays or Omissions.  No delay or omission to exercise any right,
          ------ -- ---------
power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

     10.10 Arbitration.  Except as otherwise provided in Section 7.1, the
           -----------
parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that either Investor, the Common Holders, Holdings or either Subsidiary may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the ICC. There shall be three arbitrators, with Investor and the representative of the Common Holders each choosing one arbitrator and those two picking the third. Unless otherwise agreed by the parties, all arbitration herein shall be conducted in San Diego, California. Arbitration shall be conducted in English language. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

     10.11 Termination.  This Agreement shall terminate upon the mutual written
           -----------
consent of each party hereto. Upon such termination, all rights and obligations of the parties hereto shall terminate. This Agreement shall terminate also as to any party hereto when such party no longer holds any Shares.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.



                         INVESTOR:

                         COLORADO GREENHOUSE HOLDINGS, INC.


                         By: /s/ James R. Rinella
                            -------------------------------
                            James R. Rinella, Chief Executive Officer

                         COMMON HOLDERS:


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Gabriela Maria Batiz Gamboa


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Ricardo Batiz Gamboa


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Angela Maria Batiz


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Raul Guillermo Batiz Gamboa


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Olga Elena Batiz Esquer


                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Gerardo Batiz Esquer


                         /s/ [SIGNATURE ILLEGIBLE]
                         ----------------------------------
                         Silvia del Carmen Batiz Esquer

                         /s/ [SIGNATURE ILLEGIBLE]
                         --------------------------------
                         Jorge Guillermo Batiz Esquer


                         /s/ Raul Guillermo Batiz Guillen
                         --------------------------------
                         Raul Guillermo Batiz Guillen


                         /s/ Jorge Guillermo Batiz Guillen
                         ---------------------------------
                         Jorge Guillermo Batiz Guillen